FOR IMMEDIATE RELEASE

               eROOMSYSTEM TECHNOLOGIES, INC. REPORTS EXERCISE OF
                  $250,000 OF WARRANTS TO PURCHASE COMMON STOCK

Gestetner Group, LLC and ten other parties exercise warrants

LAKEWOOD, New Jersey - September 9, 2005 - eRoomSystem Technologies, Inc. (OTCBB: ERMS), a supplier of in-room technological amenities for the lodging industry, today announced the exercise of $250,000 of warrants to purchase common stock.

On September 7, 2005, the Gestetner Group, LLC and ten related parties (collectively, the "Gestetner Group"), exercised warrants to purchase 5,000,000 shares of common stock. The warrants were originally issued on October 1, 2003 in conjunction with a loan to eRoom in the amount of $250,000. The exercise price on the warrants was $0.05 per share.

David A. Gestetner, Chief Executive Officer and President of the Company, stated, "As with our conversion of secured convertible promissory note last week, we decided to exercise our warrants to provide eRoom with additional capital to further its ongoing business initiatives."

About eRoomSystem Technologies,  Inc.:

eRoomSystem Technologies, Inc. is a full service in-room provider for the lodging and travel industry. Its intelligent in-room computer platform and communications network supports eRoomSystem's line of fully automated and interactive refreshment centers, room safes and other applications. eRoomSystem's products are installed in major hotel chains both domestically and internationally. eRoomSystem is a publicly traded company listed on the Over The Counter Bulletin Board under the symbol "ERMS". You can visit eRoomSystem Technologies, Inc. on the worldwide web at www.eroomsystem.com.

Safe Harbor  Statement  Under the Private  Securities  Litigation  Reform Act of
1995:

NOTE: The foregoing is news relating to ERMS and contains forward-looking statements that are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. When used in this report, the words "anticipate," "believe," "estimate," "expect" and similar expressions as they relate to ERMS or its management, including without limitation, ERMS and its subsidiaries, are intended to identify such forward-looking statements. The actual results, performance or achievements of ERMS could differ materially from the results expressed in, or implied by these forward-looking statements. For more detailed information the reader is referred to the most recently filed
Annual Report on Form 10-KSB and other related documents filed with the Securities and Exchange Commission. This does not constitute an offer to buy or sell securities by ERMS and is meant purely for informational purposes.


Press/Investor Contact:
eRoomSystem Technologies, Inc.
investor@eroomsystem.com


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